UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 11, 2026
Spruce Power Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-38971	83-4109918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

820 Gessner Road, Suite 500, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)
(866) 777-8235
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPRU	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 11, 2026, Spruce Power Holding Corporation (the “Company”) convened its 2026 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on Proposal Six, the proposal to approve the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate (the “Adjournment Proposal”). Approval of the Adjournment Proposal required the affirmative vote of the majority of the votes cast at the Annual Meeting. On June 16, 2026, the record date for stockholders entitled to notice of, and to vote at, the Annual Meeting, there were 18,369,300 shares of the Company’s common stock issued and outstanding.

The voting results with respect to the Adjournment Proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,832,946	890,184	92,408	—

The Adjournment Proposal was approved. Following the approval of the Adjournment Proposal, the Annual Meeting was adjourned until August 25, 2026 at 11:00 am Eastern Time.

No vote was taken at the Annual Meeting with respect to Proposals One through Five. The Company intends to reconvene the Annual Meeting on August 25, 2026, to consider and vote upon these proposals.

The record date for the determination of stockholders of the Company entitled to vote at the adjourned Annual Meeting will remain the close of business on June 16, 2026. No changes have been made to the proposals to be voted on by the stockholders at the reconvened Annual Meeting. Stockholders who have previously submitted their proxy or otherwise voted and do not want to change their vote do not need to take any action. Stockholders may cast their votes by following instructions set forth in the Company’s definitive proxy statement on Schedule 14A (the “Proxy Statement”) which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 23, 2026, which is available on the SEC’s website at www.sec.gov.

Important Information
This document may be deemed to be solicitation material in respect of the Annual Meeting to be reconvened and held August 25, 2026. In connection with the Annual Meeting, the Company filed with the Proxy Statement with the SEC and a proxy card with respect to its solicitation of proxies for the Annual Meeting. The Proxy Statement contains important information about the matters to be voted on at the Annual Meeting. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS TO BE VOTED ON AT THE ANNUAL MEETING. Stockholders are able to obtain free copies of these documents, and other documents filed with the SEC by the Company, through the website maintained by the SEC at www.sec.gov. In addition, stockholders are able to obtain free copies of these documents from the Company by contacting the Company’s Investor Relations by e-mail at investors@sprucepower.com, or by going to the Company’s Investor Relations page on its website at investors.sprucepower.com.

Participant Information

The Company, its directors, and certain of its executive officers are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Annual Meeting. Information about the compensation of our named executive officers and our non-employee directors is set forth in the section titled “Executive Officer and Director Compensation” in the Proxy Statement. Information regarding the participants’ holdings of the Company’s securities can be found in the section titled “Security Ownership of Certain Beneficial Owners and Management” in the Proxy Statement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRUCE POWER HOLDING CORPORATION

Date: August 11, 2026	By:	/s/ Thomas James Cimino
	Name:	Thomas James Cimino
	Title:	Chief Financial Officer
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